EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-174344 on Form S-8 of our reports dated February 28, 2013, relating to the financial statements of CBOE Holdings, Inc. and subsidiaries and the effectiveness of CBOE Holdings Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of CBOE Holdings, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 28, 2013